SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported) January 8, 1998
                                                        ---------------

                    PaineWebber Growth Partners Three L.P.
                    --------------------------------------
            (Exact name of registrant as specified in its charter)

     Delaware                       0-15035                      04-2882258
     --------                      --------                      ----------
(State or other jurisdiction)    (Commission                   (IRS Employer
      of incorporation           File Number)               Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
----------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (617) 439-8118
                                                   --------------


            (Former name or address, if changed since last report)

                                   FORM 8-K
                                CURRENT REPORT

                    PAINEWEBBER GROWTH PARTNERS THREE L.P.

ITEM 2 - Disposition of Assets

   Woodchase Apartments, St. Louis, Missouri

   Disposition Date - January 8, 1998

   On January 8, 1998, St. Louis Woodchase Associates, a joint venture in which PaineWebber Growth Partners Three L. P. ("the Partnership") has an interest, sold the property known as the Woodchase Apartments, located in St. Louis County, Missouri, to an unrelated third party, Woodchase Apartments, L.L.C., a Missouri liability limited company. The property had been under agreement to be sold to a different buyer, however, that prospective buyer terminated the contract at the end of their due diligence period. Subsequently, a contract was negotiated on substantially the same terms and sale price with one of the other parties that had bid on the property during the marketing period. The sale price was $13,000,000, and the transaction included the assumption of the outstanding first mortgage note secured by the property of approximately $8,022,000. Because the existing mortgage loan was to be assumed as part of the sale, the lender was required to approve the loan assumption. Such approval was received on January 7, 1998, which allowed the sale to close on the following day. The Partnership received net proceeds of approximately $4,578,000 after deducting closing costs of $211,000, closing proration adjustments of $148,000 and the co-venture partner's share of the net sales proceeds of $41,000. The Partnership also received approximately $144,000 as its share of the property's working capital and escrows through the date of the sale. The sale price of $13,000,000 compared favorably with the 1996 year-end appraised value of the Woodchase property of $11,500,000. In addition, the $4,578,000 of net sales proceeds compares favorably with the Partnership's original investment in this property of approximately $2,500,000.

   The Woodchase Apartments was the Partnership's last remaining joint venture investment. As a result of the sale of the Woodchase Apartments, a liquidating distribution will be made in February 1998. The liquidating distribution will include the net proceeds resulting from the sale of the Woodchase Apartments, along with the Partnership's remaining cash reserves after paying all liquidation-related expenses. The formal liquidation of the Partnership will immediately follow the payment of the liquidating distribution in February 1998.

ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:

      1. Purchase and Sale Agreement by and between St. Louis Woodchase Associates and Woodchase Apartments, L.L.C., dated December 4, 1997.

      2.    Special   Warranty  Deed  by  and  between  St.  Louis   Woodchase
            Associates  and  Woodchase  Apartments,  L.L.C.,  dated January 6,
            1998.

      3. Bill of Sale by St. Louis Woodchase Associates in favor of Woodchase Apartments, L.L.C., dated January 6, 1998.

      4. Assignment and Assumption of Leases and Security Deposits between St. Louis Woodchase Associates and Woodchase Apartments, L.L.C., dated January 6, 1998.

      5. Estoppel Certificate dated January 7, 1998 to St. Louis Woodchase Associates and Woodchase Apartments, L.L.C. and PaineWebber Growth Partners Three, L.P. by John Hancock Mutual Life Insurance Company regarding $8,200,000 loan from John Hancock Mutual Life Insurance Company to St. Louis Woodchase Associates.

      6. Assignment, Assumption and Release Agreement between and among St. Louis Woodchase Associates, John Hancock Mutual Life Insurance Company, and Woodchase Apartments, L.L.C., dated January 7, 1998.

      7.    Closing  Statement  between  St.  Louis  Woodchase   Associates  and
            Woodchase Apartments, L.L.C., dated January 8, 1998.

                                   FORM 8-K

                                CURRENT REPORT

                    PAINEWEBBER GROWTH PARTNERS THREE L.P.




                                  SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    PAINEWEBBER GROWTH PARTNERS THREE L.P.
                                 (Registrant)




                            By: /s/ Walter V. Arnold
                                --------------------
                                Walter V. Arnold
                                Senior Vice President and
                                Chief Financial Officer







Date:  January 20, 1998

                             WOODCHASE APARTMENTS
                            CHESTERFIELD, MISSOURI

                           PURCHASE AND SALE AGREEMENT


      THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of the 4th day of December, 1997, by and between ST. LOUIS WOODCHASE ASSOCIATES, ("Seller"), a Missouri general partnership, and WOODCHASE APARTMENTS, L.L.C. ("Purchaser"), a Missouri limited liability company.

                                   RECITALS

      A. Seller is the owner of the Property (as such term is hereinafter defined).

      B. Seller desires to sell the Property to Purchaser, and Purchaser desires to purchase the Property from Seller, each upon and subject to the terms and conditions of this Agreement.

      THEREFORE, in consideration of and in reliance upon the above Recitals, the terms, covenants and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

      1. PURCHASE AND SALE OF PROPERTY. Subject to the terms and conditions of this Agreement, Seller shall sell and convey and Purchaser shall purchase the following described property; in each case, to the extent owned by Seller (all of which is hereinafter collectively referred to as the "Property"):

            A. that certain tract of real estate on which is situated a 186 unit apartment complex commonly known as "Woodchase Apartments", located at 1100 Woodchase Lane, in the City of Chesterfield, County of St. Louis, State of Missouri, which real estate is legally described in Exhibit A attached hereto, together with (i) all and singular easements, covenants, agreements, rights, privileges, tenements, hereditaments and appurtenances thereunto now or hereafter located thereon or belonging or appertaining thereto, and (ii) all right, title and interest of Seller if any, in and to any land lying in the bed of any street, alley, road or avenue within or adjoining said real estate (collectively, the "Land"); and

            B. all of the buildings, structures fixtures, facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the Land, including, without limitation, any and all plumbing, air conditioning, heating, ventilating, mechanical, electrical and other utility systems, parking lots and facilities, landscaping, roadways, sidewalks, swimming pools and other recreational facilities, security devices, signs and light fixtures (collectively, the "Improvements"); and

            C. all personal property of every kind or description now or hereafter in or on the Land or the Improvements, including, but not limited to, the personal property listed on Exhibit B attached hereto (the "Personal Property"); and

            D.  subject to  Purchaser's  rights  pursuant to the  provisions  of
Article 9G hereof with respect to the Service Contracts, all right, title and interest of Seller in and to the Leases and those Service Contracts (as such terms are hereinafter defined) which Purchaser shall assume and the other intangible personal property now or hereafter owned by Seller or in which Seller otherwise has an interest and used in connection with, or arising from the business now or hereafter conducted on or from the Property or any part thereof, including, without limitation, claims, chooses in action, lease and other contract rights, names (provided, however, that Purchaser acknowledges that Seller does not have exclusive rights in and to the name Woodchase Apartments), and, if available, telephone exchange numbers. The leases affecting the Premises (the "Leases") are listed on the rent roll attached hereto as Exhibit C. A list of service and maintenance agreements, equipment leases and any other agreements, contracts, licenses and permits affecting the Property (the "Service Contracts") is attached to this Agreement as Exhibit D.

      2. PURCHASE PRICE. The total consideration to be paid by Purchaser to Seller for the Property is Thirteen Million Dollars ($13,000,000) (the "Purchase Price"), which shall be paid as follows:

            A.    Earnest Money

                  Upon the execution of this Agreement by Seller and Purchaser, Seller, Purchaser and Escrowee (as hereinafter defined), shall execute the Earnest Money Escrow Instructions, in the form attached hereto as Exhibit E, Purchaser shall deliver to the St. Louis Office of Title Insurers' Agency, Inc. ("Escrowee") a check payable to or a wire transfer to Escrowee, in the sum of Two Hundred Fifty Thousand Dollars ($250,000). Such deposit, net of investment costs, is referred to in this Agreement as the "Earnest Money". If and as Purchaser directs, the Escrowee shall invest the Earnest Money in an interest bearing savings account or short term U.S. Treasury Bills or similar cash equivalent securities, any and all interest earned on the Earnest Money shall be reported to Purchaser's federal tax identification number.

                  If the transaction contemplated by this Agreement closes in accordance with the terms and conditions of this Agreement, at Closing, the Earnest Money shall be delivered by the Escrowee to Seller as payment toward the Purchase Price. If the transaction fails to close due to a default on the part of Seller or a contingency set forth in this Agreement for the benefit of Purchaser is not satisfied or removed, the Earnest Money shall be delivered by the Escrowee to Purchaser. If the transaction fails to close due to a default on the part of Purchaser, the Earnest Money shall be delivered by the Escrowee to Seller as Seller's sole and exclusive remedy, as more particularly provided for in Section 12(B) below, except that in all events the interest accrued on the Earnest Money shall be paid to Purchaser.

            B. Assumption of the Existing Loan. At Closing, Purchaser shall assume the Existing Loan (as defined in Section 10 hereof).

            C. Cash at Closing. At Closing, Purchaser shall pay to Seller the Cash Balance.

                  As used herein, the "Cash Balance" payable by Purchaser to Seller at Closing shall equal the Purchase Price less the Earnest Money, less the outstanding principal balance of the Existing Loan (as defined in Section 10 hereof) such sum to be paid, at Purchasers, option, by certified check or federal funds wire transferred to an account designated by Seller in writing to Purchaser, subject, however, to such adjustments as are required by this Agreement.
                  Purchaser and Seller acknowledge and agree that (i) $300,000 of the Purchase Price shall be allocated to the Personal Property conveyed to Purchaser at the Closing, and (ii) $12,700,000 of the Purchase Price shall be allocated to the Land, Improvements, Leases and Service Contracts conveyed to Purchaser at the Closing.

      3.    OPERATION OF PROPERTY THROUGH CLOSING.  Through the Closing Date:

            A. Except as otherwise provided in this Section 3, Seller shall manage and operate the Property in accordance with its current business practices and keep the Property and the tangible Personal Property in good condition and repair, ordinary wear and tear and casualty excepted. Seller will not make any change in its management of the Property or in its normal and customary leasing and billing practices.

            B. Seller shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein, nor shall Seller, without Purchaser's prior written consent, initiate, consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Property; provided, however, that Purchaser acknowledges Seller's right to enter into a permanent easement and temporary construction license with the City of Chesterfield, Missouri, in forms substantially similar to that attached hereto as Schedule 3B. Notwithstanding the foregoing, Seller may in its ordinary course of business dispose of items of Personal Property provided such items are replaced with new items of comparable quality. For purposes of this paragraph B, Purchaser shall not unreasonably withhold, condition or delay its consent, if reasonably requested by Seller.

            C. So long as the Closing occurs on or before December 15, 1997, Seller may, in accordance with its current business practices and without any discount in current rental rates, without Purchaser's consent, terminate, modify, extend, amend or renew any Lease or enter into any new Lease. Although this Agreement does not provide for an extension of the Closing Date beyond December 15, 1997, in the event Seller agrees to an extension of the Closing beyond December 15, 1997, Seller may terminate, modify, extend, amend, renew or enter into new Leases in accordance with then-current market conditions. Seller may not, whether in accordance with its current business practices or otherwise, without Purchaser's consent, which consent shall not be unreasonably withheld, conditioned or delayed, terminate, modify, extend, amend or renew any Service Contract or enter into any new Service Contract.

            D. As of Closing, the current management contract pertaining to the Property shall have been terminated at no cost to Purchaser.

            E. Seller shall maintain in full force and effect its existing insurance coverages.

            F. The foregoing obligations A through E shall be deemed conditions precedent to Purchaser's obligations to Close the transaction contemplated herein.

      4.    STATUS OF TITLE TO PROPERTY.

            A. State of Title. At Closing, Seller shall convey to Purchaser fee simple estate in and to the Property by a recordable special warranty deed, subject to: covenants, conditions, restrictions and easements of record which are reflected on the commitment for title insurance issued by Commonwealth Land Title Insurance Company (file no. 97-06-0537) having an effective date of October 22, 1997, and an easement substantially in the form attached hereto as
Schedule 3B; the lien of general real estate taxes for the year 1997 and subsequent years which are not yet due or payable and any lien for special taxes or assessments which are not yet due or payable; the Leases; and the Existing Loan (as defined in Section 10 hereof ) (the above enumerated exceptions collectively referred to as the "Permitted Exceptions").

            B. Preliminary Evidence of Title. Purchaser shall obtain the following documents to evidence the condition of Seller's title to the Property and Purchaser shall provide Seller with a copy of such documents as the same are received by Purchaser:

                  (i) a commitment (the "Title  Commitment")  for an ALTA Form B
(1987) Owners Title Insurance Policy proposing to insure Purchaser and committing to insure the Property in the amount of the Purchase Price, issued by the St. Louis office of Title Insurers' Agency, Inc. (the "Title Insurer"); and

                  (ii) legible copies of all documents of record referred to in the Title Commitment, and all other documents evidencing or relating to matters reflected in the Title Commitment.

            C. Title Defects. If the Title Commitment (or any revision or update of the Title Commitment) discloses exceptions to title or other matters to which Purchaser objects, (other than an easement substantially in the form of Schedule 3B attached hereto) Purchaser shall so notify Seller at least three (3) days prior to the expiration of the Due Diligence Period (hereinafter defined), and Seller shall have until the day prior to the expiration of the Due Diligence Period ("Seller's Cure Period") to notify Purchaser whether it will have such exception to title removed, bonded over or to correct each such other matter. If within Seller's Cure Period, Seller fails to so notify Purchaser that it will have each such unpermitted exception removed, bonded over or conveyed each such other matter as aforesaid, Purchaser may, at its option, either (i) terminate this Agreement and immediately receive from the Escrowee the Earnest Money, in which event this Agreement, without further action of the parties, shall be terminated and be null and void and neither party shall have any further rights or obligations under this Agreement, or (ii) elect to accept title to the Property as it then is. Failure by the Purchaser to elect to terminate this Agreement within the time period specified shall be deemed acceptance by the Purchaser of title to the Property subject to all matters disclosed in the Title Commitment and an easement substantially in the form set forth in Schedule 3B attached hereto.

      5.    CLOSING.

            A. Closing Date. The "Closing" of the transaction contemplated by this Agreement (that is the payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall occur at 10:00 a.m. Eastern Standard Time on December 15, 1997. The Closing shall occur pursuant to escrow instructions mutually acceptable to Purchaser and Seller, or, failing mutually acceptable escrow instructions, at Escrowee's offices. The "Closing Date" shall be the date of Closing. If the date of Closing above provided for falls on a Saturday, Sunday, Monday or legal holiday, the Closing Date shall be the next business day.

            B.    Closing Documents

                  (i) At Closing, Seller shall deliver to Purchaser a copy of each of the following:

                        (a) a special warranty deed, subject only to the Permitted Exceptions, sufficient to transfer and convey to Purchaser fee simple title to the Property as required by this Agreement, and otherwise in form acceptable to the Escrowee;

                        (b) a bill of sale in the form attached hereto as Exhibit F, sufficient to transfer to Purchaser title to the tangible Personal Property and containing appropriate warranties of title as required by this Agreement;

                        (c) a letter advising tenants under the Lease, in the form attached hereto as Exhibit G, of the change in management of the Property and directing them to pay rent to Purchaser or as Purchaser may direct;

                        (d) any and all affidavits, certificates or other documents reasonably and customarily required by the Title Insurer in order to cause if to issue the Owners Title Insurance Policy in the form and condition required by this Agreement;

                        (e) an assignment and assumption of the Leases, in the form attached hereto as Exhibit H, and an assignment and assumption of those Service Contracts, in the form attached hereto as Exhibit I;

                        (f) an updated rent roll from the property manager (including a listing of all delinquent and prepaid rents);

                        (g) for Seller, a copy of such evidence of Seller's power and authority as the Title Insurer requires;

                        (h)   Seller's   affidavit,   in  tile  form  attached
hereto as Exhibit J, stating, under penalty of perjury, Seller's U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code;

                        (i) Assignment and Assumption of Deed of Trust and Security Agreement;

                        (j)   Assignment of Assignment of Leases and Rents;

                        (k)   UCC-3 Assignment of Financing Statement;

                        (l) Written approval of Lender to the assignment to Purchaser of the Existing Loan;

                        (m)   Such  other   documents  as  may  be  reasonably
requested by Lender in connection with the assignment of the Existing Loan to Purchaser;

                        (n) Original counterparts of all Leases (to the extent originals are in Seller's possession or, in the alternative, true, correct and complete copies of those Leases for which Seller does not have originals) together with copies of all tenant files; and

                        (o) Arrangements for the transfer of appropriate keys.

                  (ii) Purchaser. At Closing, Purchaser shall deliver or cause to be delivered to Seller, unless otherwise waived in writing by Seller:

                        (a)   the  Cash   Balance  as  required   pursuant  to
Section 2(B) above;

                        (b) the following documents with respect to the assignment and assumption of the Existing Loan:

                              (1)   written   approval   of   Lender   to  the
Assignment to Purchaser of the Existing Loan;

                              (2)   Assignment   and  Assumption  of  Deed  of
Trust and Security Agreement;

                              (3)   UCC-3 Assignment of financing statement;

                              (4)   Assignment  of  Assignment  of Leases  and
Rents;

                              (5)   release of Seller's  obligations under the
Loan Documents (hereinafter defined), including, without limitation, a release of Seller from its obligations pursuant to the Environmental Indemnity Agreement executed in connection with the Existing Loan, all in forms reasonably satisfactory to Seller; and

                              (6)   such other  documents as may be reasonably
requested by Lender in connection with the assignment of the Existing Loan to Purchaser and the assumption of the obligations under the Existing Loan by Purchaser, including, without limitation, an Environmental Indemnity Agreement.

                        (c) executed counterparts of any other documents listed in Section 5(B)(i) required to be signed by Purchaser including, but not limited to, counterparts of Exhibit H and Exhibit I.

                        (d)   an   indemnity   pursuant  to  Section  9G  with
respect  to  each  Terminated  Service  Contract  (hereinafter   defined),  if
applicable.

            C.    Closing Prorations and Adjustments.

                  (i) A statement of prorations and other adjustments shall be prepared by Seller in conformity with the provisions of this Agreement and submitted to Purchaser for review and approval not less than two (2) business days prior to the Closing Date. For purposes of prorations, Purchaser shall be deemed the owner of the Property on the Closing Date, provided Seller receives the Cash Balance from Purchaser by 2:00 p.m. on the Closing Date. In addition to prorations and other adjustments that may otherwise be provided for in this Agreement, the following items are to be prorated or adjusted, as the case may require, as of the Closing Date:

                        (a) Real estate and personal property taxes and assessments, prorated on the actual 1997 tax bill;

                        (b) All collected and uncollected rents, security deposits which have not been previously applied by Seller, prepaid rentals, common area maintenance charges, promotional charges, service charges, tax charges, and all other incidental expenses and charges required to be paid by tenants shall be apportioned and full value shall be adjusted as of the Closing Date, and the net amount thereof, if in favor of Seller, shall be added to the Purchase Price, or if in favor of Buyer, shall be deducted from the Purchase Price, provided that no uncollected rent which is more than sixty (60) days past due on the Closing Date shall be included in this adjustment. Seller shall receive in addition to the Purchase Price one-quarter of the amount of all rentals and tenant charges payable and uncollected and all other uncollected rents (including, but not limited to, percentage rents, common area maintenance charges, real estate tax charges, and annual adjustments thereto), if any, with respect to rental periods or portions thereof prior to the date which is sixty
(60) days prior to the Closing Date. From and after Closing all security deposits credited to Purchaser shall thereafter be deemed transferred to Purchaser and Purchaser shall assume and be solely responsible for the payments of security deposits to tenants in accordance with the Leases and applicable law. Seller shall be entitled to retain any utility deposits and any deposits for third parties under any of the Service Contracts. There shall be no further adjustment of any rents, security deposits, common area maintenance charges, promotional charges, service charges, tax charges, or other incidental expenses and charges required to be paid by tenants, whether collected or payable in arrears and uncollected, after the Closing Date.

                        (c)   The   Seller   shall   cause  all   meters   for
electricity, gas, water, sewer or other utility usage at the Property to be read on the Closing Date, and the Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by the Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Closing Date based on the most recent bills therefor. The Seller shall provide notice to the Purchaser within five (5) days of the Closing Date setting forth (i) whether utility meters will be read as of the Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Closing Date.

                        (d) Prepaid or past due amounts under any Service Contracts which are assigned to Purchaser at Closing shall be prorated and adjusted as of the Closing Date.

                        (e) Assignable license and permit fees, if any, shall be adjusted as of the date of the Closing;

                        (f)   All  interest,   principal  and  other  required
payments related to the Existing Loan (as defined in Section 10 hereof), together with any escrows on deposit with Lender (as defined in Section 10 hereof) which will be held by Lender for the benefit of Purchaser following the Closing; and

                        (g) other income and expenses of operation and similar items.

All prorations shall be final as of the Closing.

            D. Closing Costs. Purchaser shall pay the cost of title insurance premiums (including the cost of endorsements thereto), survey costs and loan assumption fees, if any. Seller and Purchaser shall share equally the escrow fees. All other closing costs (including, without limitation, transfer taxes, documentary stamps, intangible taxes and similar taxes or charges), and recording charges shall be paid by Seller. Seller and Purchaser shall, however, be responsible for the fees of their respective attorneys.

            E.    Possession.   Upon   Closing,   Seller   shall   deliver  to
Purchaser full and complete possession of the Property, subject only to the Permitted Exceptions.

      6.    CASUALTY LOSS AND CONDEMNATION.

            A. If, prior to Closing, the Property or any part thereof shall be condemned, or destroyed or materially damaged by fire or other casualty (that is, damage or destruction which Seller and Purchaser reasonably believe could be in excess of $300,000.00 or which impedes access), Purchaser shall have the option either to terminate this Agreement or to consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or material damage. If Purchaser elects to consummate the transaction contemplated by this Agreement, Purchaser shall be entitled to receive the condemnation proceeds or settle the loss under all policies of insurance applicable to the destruction or damage and receive the proceeds of insurance applicable thereto, and Seller shall, at Closing and thereafter, execute and deliver to Purchaser all required proofs of loss, assignments of claims and other similar Items. If Purchaser elects to terminate this Agreement, the Earnest Money shall be returned to Purchaser by Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement.

            B. If, prior to Closing, there is any other damage or destruction (that is damage or destruction which Seller and Purchaser reasonably believe could be $300,000.00 or less, or which does not impede access) to the Property or any part thereof, Seller shall either repair such damage prior to Closing or allow Purchaser a credit against the Purchase Price in an amount equal to the reasonably estimated cost of repair. If Purchaser elects to take an assignment of all insurance claims as provided for in this Section 6, Purchaser shall receive at Closing a credit against the Cash Balance in an amount equal to a deductible(s) and uninsured amounts applicable thereto.

      7.    REPRESENTATIONS AND WARRANTIES.

            A. Seller represents and warrants to Purchaser that the following are true, complete and correct as of the date of this Agreement:

                  (i) Seller has received no notice of any action, proceeding or investigation pending, nor to the knowledge of Seller is any such action, proceeding or investigation threatened against Seller or the Property or any part thereof before any court or governmental department, commission, board, agency or instrumentality; and Seller does not know of any basis for any such action, proceeding or investigation.

                  (ii) The Service Contracts described on Exhibit D attached hereto comprise every contract, agreement, relationship and commitment, oral or written, other than the Leases and presently existing mortgage financing (other than the Existing Loan) which affects the Property, to which Seller is a party, or by which it is bound. To Seller's knowledge, neither Seller nor any other party is in default under the terms of any Service Contract.

                  (iii) Seller is duly organized, validly existing and qualified and empowered to conduct its business, and has full power and authority to enter into and fully perform and comply with the terms of this Agreement. Neither the execution and delivery of this Agreement nor its performance by Seller will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which Seller is a party or by which Seller is bound.

                  (iv) Exhibit C describes all existing Leases. Except as listed on Exhibit C, to Seller's knowledge, no default exists or is claimed to exist on the part of the tenant under any of the Leases and no event or condition exists which, with the giving of notice, passage of time or both could constitute such a default. Exhibit C discloses all security and other deposits made by each of the tenants under the Leases, and no tenant is entitled to any rebate or concession which is not disclosed on Exhibit C. Seller has not received any advance payment of rent (other than for the current month) on account of any of the Leases except as shown in Exhibit C.

                  (v) A list of all notes, mortgages loan agreements and other financing documents relating to the Existing Loan (as defined in Section 10 hereof) is attached to this Agreement as Exhibit K. To Seller's knowledge, no default exists or is claimed to exist on the part of the borrower under the Existing Loan, and to Seller's knowledge, no event or condition exists which, with the giving of notice, passage of time or both could constitute such a default.

            B. Seller reserves the right to update the representations and warranties made by it herein; provided, however, if Seller updates said representations and warranties in such a manner as to constitute a material adverse effect on the condition of the Property, as determined by Purchaser in its reasonable judgment, Purchaser's acceptance thereof shall be a condition precedent to Purchaser's obligation to close. All of Seller's representations and warranties shall be deemed to be updated by information disclosed to or obtained by Purchaser in connection with its due diligence investigations.

      8. DILIGENCE MATERIALS. Seller has previously furnished or will furnish to
Purchaser:

            A.    Copies of the Service Contracts;

            B. To the extent in Seller's possession, copies of all environmental reports and soil tests;

            C. Access to or a true, correct and complete copy of each written Lease and all tenant files;

            D. Copies of all operating statements for the Property which are in the possession of Seller for any time during the period commencing with the first day of the second full calendar year preceding the date of this Agreement and ending on the date of this Agreement; and

            E. Copies of the most recent survey of and title policy or commitment for the Property in the possession of Seller.

      9.    DUE DILIGENCE

            A. Purchaser shall have from the date hereof through Tuesday, December 9, 1997 (the "Due Diligence Period") to inspect the Property and the Loan Documents (hereinafter defined).

            B. If on or prior to the expiration of the Due Diligence Period, Purchaser establishes that a material defect exists with respect to the Property, the Purchaser may elect to terminate this Agreement upon the delivery no later than 5:00 p.m. on December 9, 1997 of written notice to Seller (a "Termination Notice") terminating this Agreement. In the event Purchaser so elects to deliver to Seller a Termination Notice, this Agreement shall terminate and be of no further force and effect, neither party shall have any further rights or obligations under this Agreement, except as otherwise expressly set forth herein, and, provided that (i) Purchaser is not in default under the terms of this Agreement, (ii) Purchaser complies with the provisions of Paragraph 9(F) below, and (iii) Purchaser delivers to Seller copies of all reports, studies, surveys and the like prepared or caused to be prepared by Purchaser with respect to the Property in the course of its due diligence investigation of the Property, Escrowee shall promptly return to Purchaser the Earnest Money.

            C. Subject to (i) the  confidentiality  provisions  of Section 13(H)
herein, and (ii) the provisions of Section 9(F) below, during the Due Diligence Period, Seller shall make its books, files and records relating to the Property available for examination by Purchaser and Purchasers agents and representatives, who shall have the right to make copies of such books, files and records and to extract therefrom such information as they may desire, and who shall have the right to audit and have certified thoroughly and completely, all income and expenses, profits and losses, and operational results of the Property for the two (2) calendar years prior to the date of Closing and for the current calendar year to date.

            D. During the Due Diligence Period, Purchaser and its agents, engineers, surveyors, appraisers, auditors and other representatives shall have the right to enter upon the Property, provided Purchaser is accompanied by a representative or agent of Seller, to inspect, examine, survey, obtain engineering inspections and environmental studies, appraise, and otherwise do that which, in the opinion of Purchaser, is necessary to determine the boundaries, acreage and condition of the Property and to determine the suitability of the Property for the uses intended by Purchaser (including, without limitation, inspect, review and copy any and all documents in the possession or control of Seller, its agents, contractors or employees and which pertain to the construction, ownership, use, occupancy or operation of the Property or any part thereof). Notwithstanding the foregoing, Purchaser shall
(i) restore any damage caused by its entrance onto or inspection of the Property and prior to commencing any tests, studies or investigations, and (ii) furnish to Seller a certificate of insurance evidencing comprehensive general public liability insurance insuring the person, firm or entity performing such tests, studies, investigations and listing Seller and Purchaser as additional insureds thereunder.

            E. Purchaser shall hold harmless, indemnify and defend Seller from and against: any and all actual loss, actual damage or third party claims in any way arising from Purchaser's inspections or examinations of the Property prior to the Closing Date, and all costs and expenses, including reasonable attorney's fees, incurred by Seller as a result of the foregoing.

            F. If this Agreement is terminated pursuant to this Section 9, upon Seller's request, Purchaser shall return all materials provided by Seller to such Purchaser pertaining to the Property or obtained by Purchaser in its due diligence.

            G. Purchaser shall provide to Seller a list of the Service Contracts it elects to take assignment of at the Closing; provided, however, Purchaser must take assignment as of the Closing of the Service Contracts listed on Exhibit D-1 attached hereto. Purchaser shall be obligated to terminate all Service Contracts Purchaser elects not to take an assignment of at the Closing (the "Terminated Service Contracts"). In addition, with respect to each and every Terminated Service Contract, Purchaser shall (i) pay to the applicable vendor any and all fees or penalties associated with the termination of such Terminated Service contracts, and (ii) provide to Seller at Closing an indemnity in form and substance acceptable to Seller against any and all loss, costs (including without limitation, attorneys fees and disbursements), liabilities, claims and the like, in connection with each such Terminated Service Contract.

      10.   EXISTING LOAN.

            A. All references herein to the "Existing Loan" shall mean that certain loan in the original principal amount of $8,200,000 from John Hancock Life Insurance Company (the "Lender") to Seller, as borrower, as evidenced by a Real Estate Mortgage Note in the principal amount of $8,200,000, dated September 1, 1995, from Seller to Lender (the "Note"), which Existing Loan is secured by a Deed of Trust and Security Agreement encumbering the Property (the "Mortgage") and certain other documents listed on Exhibit K attached hereto (the Note, the Mortgage and the other documents listed on Exhibit K known hereinafter collectively as the "Loan Documents").

            B. The obligations of Seller under this Agreement are contingent and conditioned upon the following:

                  (i) Lender's approval of the assignment to Purchaser of the Existing Loan; and

                  (ii) receipt by Seller from Lender at Closing of a release of all of its obligations as borrower under the Loan Documents, including, without limitation, a release by Lender of Seller from its obligations under the Environmental Indemnity Agreement listed on Exhibit K.

            C. Within three (3) days of the date hereof, Seller shall provide Purchaser with a true, correct and complete copy of all loan documents executed in connection with the Existing Loan (the "Loan Documents"), which documents are listed on Exhibit K attached hereto.

            D. Purchaser shall, at its sole cost and expense, simultaneously with the execution of this Agreement, deliver to Seller a check payable to Seller in the amount of $5,000 (the "Application Fee") to reimburse Seller for the fee charged to Seller by Lender for applying for its consent to the assignment and assumption of the Existing Loan. In the event Purchaser does not deliver the Application Fee to Seller as provided in the immediately preceding sentence, Seller may offset the Application Fee against the Earnest Money without further action or consent by Purchaser. Purchaser and Seller agree to diligently pursue such application until Lender grants its approval of the assignment and assumption of the Existing Loan to Purchaser, including, but not limited to, timely submission of all materials requested by Lender and/or those documents required to be submitted to Lender pursuant to the applicable provisions of the Loan Documents.

            E. Purchaser shall pay all fees and costs, if any, charged by the Lender relating to the assignment and assumption of the Existing Loan.

            F. Purchaser and Seller agree to cooperate with Purchaser's efforts to obtain Lender's consent. Subject to the other provisions of this Agreement, Purchaser and Seller each agree to execute and deliver any and all documents or instruments or take such other action as may be necessary or proper to effectuate, confirm, perform or carry out the assignment and assumption of the Existing Loan.

      11. BROKERAGE. Seller agrees to pay the brokerage commission due for services rendered in connection with the sale and purchase of the Property to Apartment Investment Advisors, Ltd. Said brokerage commission shall become due and payable only upon a successful closing of the transaction contemplated herein. Seller shall indemnify, defend and hold Purchaser harmless for and against any and all claims of all brokers and finders claiming by, through or under Seller and in any way related to the sale and purchase of the Property pursuant to this Agreement, including without limitation, attorneys' fees incurred by Purchaser in connection with such claims. Purchaser shall indemnify, defend and hold Seller harmless from and against any and all claims of all brokers and finders (other than Apartment Investment Advisors, Ltd. and any other broker or finder whose services were initiated solely by Seller, if any) claiming by, through or under Purchaser and in any way related to the sale and purchase of the Property pursuant to this Agreement, including, without limitation, attorneys' fees incurred by Seller in connection with such claims.

      12.   DEFAULTS AND REMEDIES

            A. Notwithstanding anything to the contrary contained in this Agreement, (A) if Seller commits a default under this Agreement, or (B) if Purchaser elects to terminate this Agreement prior to the expiration of the Due Diligence Period as provided in Section 9 herein, or (C) if any contingency or for the benefit of Purchaser or condition precedent to Purchaser's obligation to close on the Closing Date is not satisfied prior to the Closing, then, at Purchaser's option, either (i) the Earnest Money shall be returned to Purchaser as liquidated damages, at which time this Agreement shall be null and void and neither party shall have any rights or obligations under this Agreement, or (ii) Purchaser may waive such default and close. In the event that Purchaser elects option (i) above, Purchaser's right to receive the Earnest Money shall be Purchaser's sole and exclusive remedy against Seller. Further, Purchaser acknowledges and agrees that (i) the Earnest Money is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered by Purchaser as a result of the failure of the Closing to occur due to a default by Seller under this Agreement; (ii) the actual damages suffered by Purchaser as a result of such failure to occur of the Closing due to a default of Seller under this Agreement would be extremely difficult and impractical to determine; (iii) Seller seeks to limit its liability under this Agreement to the amount of the Earnest Money in the event this Agreement is terminated and the transaction contemplated by this Agreement does not close due to a default of Seller under this Agreement; and (iv) the Earnest Money shall be and constitutes valid liquidated damages.

            B. Notwithstanding anything to the contrary contained in this Agreement, if Purchaser commits a default under this Agreement, the Earnest Money shall be forfeited to Seller as liquidated damages (which shall be Seller's sole and exclusive remedy against Purchaser), at which time this Agreement shall be null and void and neither party shall have any rights or obligations under this Agreement. Seller acknowledges and agrees that (i) the Earnest Money is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs incurred by Seller as a result of having withdrawn the Property from sale and the failure of Closing to occur due to a default of Purchaser under this Agreement; (ii) the actual damages suffered and costs incurred by Seller as a result of such withdrawal and failure to close due to a default of Purchaser under this Agreement would be extremely difficult and impractical to determine; (iii) Purchaser seeks to limit its liability under this Agreement to the amount of the Earnest Money in the event this Agreement is terminated and the transaction contemplated by this Agreement does not close due to a default of Purchaser under this Agreement; and (iv) the Earnest Money shall be and constitute valid liquidated damages.

      13.   MISCELLANEOUS.

            A. Neither this Agreement nor any interest hereunder shall be assigned or transferred by Seller.

            B. This Agreement constitutes the entire agreement between Seller and Purchaser with respect to the Property and shall not be modified or amended except in a written ,document signed by Seller and Purchaser. Any prior agreement or understanding between Seller and Purchaser concerning the Property is hereby rendered null and void.

            C. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday, or legal holiday.

            D. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally or by certified mail, return receipt requested, postage prepaid, by facsimile transmission, or by overnight courier (such as Federal Express), addressed as follows:

                  (i)   If to Seller:

                     PaineWebber Growth Partners Three L.P.
                        265 Franklin Street, 16 th Floor
                           Boston, Massachusetts 02110
                               Phone: 617/345-8711

                        Facsimile: 617/345-8725
                        Attention: Richard Coomber

                        And to:

                        St. Louis Woodchase Company, L.P.
                        12400 Olive Boulevard, Suite 100
                            St. Louis, Missouri 63141
                               Phone: 314/878-0109
                             Facsimile: 314/878-2027
                           Attention: Mr. Lewis Levey

                        With a copy to:

                        Goodwin, Procter & Hoar LLP
                        Exchange Place
                        Boston, Massachusetts 02.109
                        Phone: 617/570-1995
                        Facsimile:    617/227-8591
                        Attention: Andrew Sucoff, Esq.

                  (ii) If to Purchaser:

                        Woodchase Apartments, L.L.C.
                        7730 Carondelet Avenue
                        St. Louis, Missouri  63105
                        Facsimile: (314) 721-3043
                        Attention:  Arthur Loomstein

                        With a copy to:

                        Husch & Eppenburger
                        100 North Broadway
                        Suite 1300
                        St. Louis, Missouri 63102
                        Facsimile: (314)421-0239
                       Attention: James E. Chervitz, Esq.

                  All notices given in accordance with the terms hereof shall be deemed given and received when sent or when delivered personally. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section.

            E This Agreement shall be governed and interpreted in accordance with the laws of the State of Missouri.

            F This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

            G Purchaser acknowledges that it has had an opportunity to conduct diligence on the Property and is acquiring the Property in its current condition based on its diligence. Purchaser further acknowledges that neither Seller nor its employees, agents or representatives have made any representation or warranty as to the condition of the Property or the presence or absence of any hazardous materials on, in, under or within the Property or any portion thereof which survive closing hereunder. THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY THE SELLER TO THE PURCHASER "AS IS," "WITH ALL
FAULTS," AND SUBSTANTIALLY IN ITS CURRENT CONDITION. THE PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED HEREIN, NEITHER THE SELLER NOR ANY AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER (OR PURPORTED AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER) HAS MADE (a) ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND THE SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF). FURTHER, THE SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS. IN PARTICULAR, THE PURCHASER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION CONCERNING THE PROPERTY PROVIDED BY SELLER TO PURCHASER OR ANY OTHER INFORMATION THE PURCHASER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM THE SELLER OR ITS AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES) IS DELIVERED TO THE PURCHASER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS, AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED HEREIN); AND THAT THE PURCHASER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY. Nothing herein is intended to relieve Seller of liability for intentional fraud or misrepresentation. The provisions of this paragraph shall survive Closing.

            H Seller has made or will make certain written information ("Confidential Information") available to Purchaser for review. Confidential Information shall not be deemed to include information which (i) is or becomes generally available to Purchaser on a non-confidential basis, (ii) is or becomes generally available to the public, or (iii) is required to be disclosed by law, regulation, court order or similar governmental mandate. Purchaser agrees that the Confidential Information provided is confidential, and that will not disclose the Confidential Information to any person, firm or entity without prior written authorization from Seller, except that the Confidential Information may be disclosed to Purchases partners (direct and indirect), employees, legal counsel, lenders, potential members, members (direct and indirect), officers, directors, investors, credit rating agencies, accountants, agents and representative and insurance companies or any entity controlled directly or indirectly by Purchaser. The terms of this provision shall survive the termination of this Agreement, provided, however, they shall expire on the earlier to occur of (i) the sale of the Property to Purchaser, and (ii) six (6) months from the date hereof. Notwithstanding the foregoing, no person shall be liable for punitive or consequential damages for any cause of action resulting from use or disclosure of the Confidential Information.


                                     SELLER:

                                    ST. LOUIS WOODCHASE ASSOCIATES, a
                                    Missouri general partnership

                                    By:  PaineWebber Growth Partners Three
                                         L.P., a Delaware limited
                                         partnership, a general partner

                                         By: Third PW Growth Properties,
                                             Inc., a Delaware corporation,
                                             its general partner

                                             By: /s/ Richard S. Coomber
                                                 ----------------------
                                             Title:  Vice President
                                             Date:


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                    AND

                                    By:  St. Louis Woodchase Company, Ltd., a
                                         Missouri limited partnership, a
                                         general partner

                                         By: /s/ Lewis A. Levey
                                             ------------------
                                         Title:  Managing General Partner
                                         Date:   December 5, 1997


                                   PURCHASER:

                                    Woodchase Apartments, L.L.C. , a
                                    Missouri limited liability company

                                         By: /s/ Stephen McAtee
                                             -------------------
                                             Stephen McAtee, Manager

                                         By:  Centerco Properties, L.L.C.,
                                              Manager

                                         By: /s/ Arthur Loomstein
                                             --------------------
                                             Arthur Loomstein, Member

                              SPECIAL WARRANTY DEED


This Deed, Made and entered into this 6th day, of January, 1998, by and between

        St. Louis Woodchase Associates, a Missouri General Partnership

 of the County of St. Louis, State of Missouri parties of the first part, and

                         Woodchase Apartments, L.L.C.
                   7730 Carondelet Ave. St. Louis, MO 63105

    of the County of St. Louis, State of Missouri party of the second part.


      WITNESSETH, that the said parties of the first part, for and in consideration of the sum of One Dollar and other valuable considerations paid by the said party of the second part, the receipt of which is hereby acknowledged, do by these presents GRANT, BARGAIN AND SELL, CONVEY AND CONFIRM unto the said party of the second part, the following described Real Estate, situated in the County of St. Louis and State of Missouri, to-wit:

                           see attached AExhibit A@

      TO HAVE AND TO HOLD the same, together with all rights and appurtenances to the same belonging, unto the said party of the second part, and to the heirs and assigns of such party forever.

      The said parties of the first part hereby covenanting that said parties and the heirs, executors and administrators of such parties, shall and will WARRANT AND DEFEND the title to the premises unto the said party of the second part, and to the heirs and assigns of such party forever, against the lawful claims of all persons by and through the party of the first part and none other, excepting however, the general taxes of the calendar year 1997 and thereafter, and special taxes becoming a lien after the date of this deed.






                        [DOCUMENT CONTINUES ON NEXT PAGE]

      IN WITNESS WHEREOF, the said parties of the first part have hereunto set their hands the day and year first above written.

                                    St. Louis Woodchase Associates, a
                                    Missouri general partnership

                                    By:   PaineWebber Growth Partners Three,
                                          L.P., a Delaware limited
                                          partnership, its general part

                                          By:   Third PW Growth Properties,
                                                Inc., a Delaware corporation,
                                                its general partner


                                                By:  /s/ Richard S. Coomber
                                                     ----------------------
                                                Name: Richard Coomber
                                                Title:  Vice President


Commonwealth of Massachusetts )
                              ) ss.
County of Suffolk             )

On this 6th day of December, 1997, before me personally appeared Richard Coomber, as Vice President of Third PW Growth Properties, Inc., the general partner of PaineWebber Growth Partners Three, L.P., a general partner of St. Louis Woodchase Associates, to me known to be the person who executed the foregoing instrument, and acknowledged that he executed the same as the free act and deed of said corporation on behalf of St. Louis Woodchase Associates.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                    /s/ Joyce J. Dwyer
                                        --------------
                                        Notary Public
My term expires: 2/8/2002

                             WOODCHASE APARTMENTS
                            CHESTERFIELD, MISSOURI


                                 BILL OF SALE

      THIS BILL OF SALE (this "Bill of Sale") is executed as of the 6th day of January, 1998, by St. Louis Woodchase Associates ("Seller"), a Missouri general partnership having an office at c/o Paragon Group, 1401 South Brentwood Blvd., Suite 675, St. Louis, Missouri 63144, in favor of Woodchase Apartments, L.L.C. ("Purchaser"), a Missouri limited liability company, having an office at 7730 Carondelet Avenue, St. Louis, Missouri 63105.

      1. Real Property. The "Real Property" shall mean the real property located in the County of St. Louis, State of Missouri, commonly known as "Woodchase Apartments" and located at 1100 Woodchase Lane, Chesterfield, Missouri.

      2. Personal Property. The "Personal Property" shall mean those certain articles of personal property which are described in Exhibit A attached to this Bill of Sale, and, to the extent owned by Seller, all personal property of every kind or description now or hereafter in or on the Land or the Improvements.

      3. Sale. For good and valuable consideration received by Seller, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers the Personal Property to Purchaser.

      4. As Is. The Personal Property is sold, transferred and delivered by Seller and hereby accepted by Purchaser in its current "as is" condition, without any warranties, covenants or representations by Seller. Without limiting the generality of the foregoing, the Personal Property is transferred, sold and delivered without any express or implied warranty of merchantability or fitness.

      5. Power and Authority. Seller represents and warrants to Purchaser that it is fully empowered and authorized to execute and deliver this Bill of Sale, and the individuals signing this Bill of Sale on behalf of Seller each represents and warrants to Purchaser that he or she is fully empowered and authorized to do so.

      6.   Counterparts.   This  Bill  of  Sale  may  be  executed  in  multiple
counterparts, any or all of which may contain the signatures of fewer than all of the parties, but all of which shall constitute a single instrument.

      IN WITNESS WHEREOF, Seller has executed this Bill of Sale the day and year first above written.

                                     SELLER:

                                    ST. LOUIS WOODCHASE ASSOCIATES, a
                                    Missouri general partnership
                                    By: PaineWebber Growth Partners Three L.P.,
                                        a Delaware limited partnership, a
                                        general partner

                                    By: Third PW Growth Properties, Inc.,
                                        a Delaware corporation, its general
                                        partner

                                        By: /s/ Richard S. Coomber
                                            -----------------------
                                        Name: Richard S. Coomber
                                        Title:  Vice President

                             WOODCHASE APARTMENTS

                            ASSIGNMENT AND ASSUMPTION
                         OF LEASES AND SECURITY DEPOSITS


      THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (this "Assignment") is entered into as of the 6th of January, 1998, between St. Louis Woodchase Associates ("Assignor"), whose address is c/o Paragon Group, 1401 South Brentwood Boulevard, Suite 675, St. Louis, Missouri 63144 and Woodchase Apartments, L.L.C., ("Assignee"), a Missouri limited liability company, whose address is 7730 Carondelet Avenue, St. Louis, Missouri 63105.

      1. Property. The "Property" means the real property located in the County of St. Louis, State of Missouri, commonly known as "Woodchase Apartments" and located at 1100 Woodchase Lane, together with the building, structures and other improvements located thereon.

      2. Leases. The "Leases" means those leases, tenancies, rental agreements and occupancy agreements affecting the Property which are described in Exhibit A attached to this Assignment.

      3. Security Deposits. "Security Deposits" means those security deposits held by or for Assignor on account of tenants under the Leases as such deposits and with respect to which Assignee received a credit at the closing of the transaction with respect to which this Assignment has been executed and delivered. The Security Deposits are set forth on attached Exhibit B.

      4. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and the Security Deposits.

      5. Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor as landlord or lessor under the Leases and Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits if, when and as required by the Leases.

     6. Indemnity. Assignee hereby agrees to indemnify and hold Assignor, its successors and assigns, harmless against all costs, expenses and liabilities (including, without limitation, attorneys' fees and disbursements) of the lessor under the Leases. It is expressly understood and agreed that Assignor shall not be responsible to the lessees under the Leases for the discharge and performance of any and all duties and obligations, including, without limitation, Assignee's duty and obligation to return the Security Deposits to lessees under the Leases.

      7. Power and Authority. Assignor represents and warrants to Assignee that it is fully empowered and authorized to execute and deliver this Assignment, and the individual signing this Assignment on behalf of Assignor represents and warrants to Assignee that he or she is fully empowered and authorized to do so.

      8. Attorneys, Fees. If either Assignee or Assignor, or their respective successors or assigns, file suit to enforce the obligations of the other party under this Assignment, the prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys.

      9. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

      10.   Counterparts.   This   Assignment   may  be   executed  in  multiple
counterparts, any or all of which may contain the signatures of fewer than all of the parties, but all of which shall constitute a single instrument.

      IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

                                     SELLER:

                                    ST. LOUIS WOODCHASE ASSOCIATES, a
                                    Missouri general partnership

                                    By:  PaineWebber Growth Partners Three
                                         L.P., a Delaware limited
                                         partnership, a general partner

                                         By: Third PW Growth Properties,
                                             Inc., a Delaware corporation,
                                             its general partner

                                             By: /s/ Richard S. Coomber
                                                 ----------------------
                                             Name: Richard S. Coomber
                                             Title: Vice President


                              PURCHASER:

                              WOODCHASE APARTMENTS, L.L.C.,
                              a Missouri limited liability company


                              By: /s/ Stephen McAtee
                                  ------------------
                                  Stephen McAtee, Manager


                              By: Centerco Properties, L.L.C., Manager

                              By: /s/ Arthur Loomstein
                                  --------------------
                                  Arthur Loomstein, Member

                             ESTOPPEL CERTIFICATE


To:   St. Louis Woodchase Associates
      and
      Woodchase Apartments, L.L.C.
      and
      PaineWebber Growth Partners Three, L.P.

Re: $8,200,000 Loan From John Hancock Mutual Life Insurance Company ("Lender") to St. Louis Woodchase Associates ("Borrower") - Loan No. 6516563 (the "Loan")

      The undersigned Paul McKernon, is the Investment Officer of John Hancock Mutual Life Insurance Company ("Lender"). The undersigned, on behalf of Lender hereby certifies the following as of the date hereof:

      1. The Loan is evidenced by a Real Estate Mortgage Note, dated September 1, 1995, in the original principal amount of $8,200,000 (the "Note"). The Loan is secured by the documents set forth on Exhibit A attached hereto and incorporated herein (the "Security Documents," the Note, the Security Documents and a certain Environmental Indemnity Agreement, dated as of September 1, 1995, from Borrower as indemnitor in favor of Lender (the "Indemnity Agreement") together with all other documents executed and delivered in connection with the Loan are hereinafter collectively referred to as the "Loan Documents"). The Security Documents encumber the real property known as Woodchase Apartments located at 1100 Woodchase Lane, Chesterfield, Missouri (the "Property"), more particularly described on Exhibit B attached hereto and incorporated herein. The Loan Documents are in full force and effect and have not been canceled, modified, extended or amended.

      2. As of January 9, 1998, the outstanding principal balance under the Loan is Eight Million Twenty-One Thousand Six Hundred Sixteen and 63/100 Dollars ($8,021,616.63).

      3. Commencing February 1, 1998, The next monthly payment of principal and interest is due on February 1, 1998 in the amount of Fifty Seven Thousand Three Hundred Thirty-Five and 59/100 Dollars ($57,335.59).

      4. Principal and interest payments through December 31, 1997 have been received by Lender.

      5. No monetary event of default has occurred under the Loan Documents. To Lender's knowledge, no other event of default has occurred under the Loan Documents, and no event has occurred or condition exists that, with notice and/or the passage of time, would constitute an event of default under the Loan Documents.

      6. The  following  will not  constitute an event of default under the Loan
Documents: (i) the transfer of the Property to Woodchase apartments,  L.L.C. and
(ii) the assignment to and assumption by Woodchase Apartments, L.L.C. of the Loan. Lender consents to the assignment of the Loan to and the assumption of the Loan by Woodchase apartments, L.L.C.


                         DOCUMENT CONTINUES ON NEXT PAGE

      7. The undersigned is authorized to execute this Estoppel Certificate on behalf of Lender.

      Dated this 7th day of January,  1998

                        JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

                        By:/s/ Paul McKernan
                           -----------------
                        Name: Paul McKernan
                        Title: Investment Officer

                 ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT


This ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT (this "Agreement") is made as of the 7th day of January, 1998, between and among ST. LOUIS WOODCHASE ASSOCIATES, a Missouri general partnership ("Borrower"), whose mailing address is 1401 S. Brentwood Blvd., Suite 675, St. Louis, Missouri 63144, JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation ("Lender"), whose mailing address is John Hancock Place, Post Office Box 111, Boston,
Massachusetts 02117, Attention: Real Estate Investment Group - T52, and WOODCHASE APARTMENTS, L.L.C., a Missouri limited liability company ("Transferee"), whose mailing address is 7730 Carondelet Avenue, St. Louis, Missouri 63105, Attention: Arthur Loomstein.

RECITALS

Lender is the record holder of a loan (the "Loan") to Borrower evidenced by the Real Estate Mortgage Note dated September 1, 1995, in the original principal amount of $8,200,000.00 (the "Note").

Borrower's obligations under the Note are further evidenced and secured by the documents set forth on Exhibit A attached hereto and incorporated herein (the "Security Documents"). The Note, the Security Documents, and a certain Environmental Indemnity Agreement dated as of September 1, 1995, from Borrower, as "Indemnitor" (provided the term "Indemnitor" as employed in said Environmental Indemnity Agreement includes PaineWebber Growth Partners Three, L.P., a Delaware limited partnership, and St. Louis Woodchase Company, L.P., a Missouri limited partnership (the "Other Indemnitors"), the General Partners of Borrower, all of which are jointly and severally liable under said Environmental Indemnity Agreement), in favor of Lender (the "Indemnity Agreement") and all other documents executed and delivered in connection with the Loan, are collectively referred to as the "Loan Documents".

The real property owned by Borrower is located at 1100 Woodchase Lane, Chesterfield, St. Louis County, Missouri, is more particularly described in the Mortgage (as defined in "Exhibit A" attached hereto) and in "Exhibit B" attached hereto, and is encumbered by the Security Documents (the "Real Property"). The Real Property, together with all property encumbered by the Security Documents, is hereinafter collectively referred to as the "Property".

Borrower desires to convey its interest in the Property to Transferee and to assign the Loan Documents, except the Indemnity Agreement, to Transferee. Transferee desires to purchase the Property and to assume liability for the payment and performance of the obligations under the Loan Documents, except the Indemnity Agreement. Contemporaneously with the execution and delivery of this Agreement to Lender, Transferee, and Centerco Properties, L.L.C., a Missouri limited liability company, and Stephen McAtee (collectively the "Other New Indemnitors", Borrower and the Other New Indemnitors being hereinafter called the "New Indemnitors"), shall execute and deliver to Lender an environmental indemnity agreement in form and content satisfactory to Lender (the "New
Indemnity Agreement"). Subject to the terms and conditions of this Agreement, Lender has agreed to release Borrower and the Other Indemnitors from all their liabilities and obligations under the Note and the Loan Documents (including the Indemnity Agreement) accruing from and after the Effective Date (hereinafter defined).

AGREEMENTS

Effective Date. This Agreement shall be effective on the date of the recording of this Agreement in the Office of the Recorder of Deeds in and for St. Louis County, Missouri (the "Effective Date").

Representations Accurate. Borrower and Transferee represent and warrant that the above statements in the Recitals are true and accurate. The Recitals are incorporated herein by reference.

Status of Loan.

Borrower, Lender and Transferee confirm and agree that as of the Effective Date the outstanding principal balance under the Loan is $8,021,616.63.

Borrower and Transferee confirm and agree that monthly payments of principal and interest in the amount of FIFTY SEVEN THOUSAND THREE HUNDRED THIRTY-FIVE AND 59/100 DOLLARS ($57,335.59) are due and owing under the Note, and Borrower and Lender confirm that Borrower has paid principal and interest payments through January 1, 1998.

Borrower confirms that, to the best of its knowledge, no event of default has occurred under the Loan Documents, and, to the best of its knowledge, no event has occurred or condition exists that, with notice and/or the passage of time, would constitute an event of default under the Loan Documents.

Borrower and Transferee ratify, affirm and acknowledge that the Note and the other Loan Documents represent their valid and enforceable and collectible obligations, and that there are no existing claims, defenses (personal or otherwise) or rights of setoff with respect thereto.

Borrower and Transferee acknowledge and agree that, except as herein otherwise specifically provided in subparagraph (b) of paragraph 6 of this Agreement, this Agreement in no way releases, relinquishes or otherwise affects the liens, security interests and rights created by or arising under the Loan Documents or the priority thereof or Borrower's primary liability thereunder. Subject to subparagraph (b) of paragraph 6 of this Agreement, such liens, security interests and rights are hereby ratified, confirmed, renewed and extended in all respects.

Borrower  and  Transferee   acknowledge  and  confirm  that  (1)  there  are  no
subordinate liens of any kind covering or related to the Property, (2) no subordinate liens are contemplated in connection with the assignment of the Loan to the Transferee or the conveyance of the Property to Transferee, (3) there are no mechanic's liens or liens or unpaid taxes or assessments encumbering the Property, and (4) Borrower has not received any notice of a lien or notice of intent to file a lien.

Assignment. In consideration of the foregoing, the mutual promises, undertakings, representations and covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby assigns, transfers, conveys and sets over to Transferee, all right, title and interest of Borrower in and to the Loan Documents, except the Indemnity Agreement.

Assumption. In consideration of the foregoing, the mutual promises, undertakings, representations and covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferee hereby assumes primary liability for the obligations to pay the indebtedness evidenced by the Note and the Loan Documents, including, but not by way of limitation, the obligations of Borrower to indemnify, defend and hold Lender harmless as provided in Section 3.14 of the Mortgage upon the occurrence of any one or more of the events specified in subsections (a) to (i), both inclusive, of Section 3.14 of the Mortgage, and to perform all covenants, agreements and obligations under the Note and the other Loan Documents, except the Indemnity Agreement. Without limiting the foregoing or any of the obligations in the Loan Documents, Transferee hereby covenants, promises and agrees: (a) to pay the Note at the times, in the manner and in all other respects as provided therein; (b) to perform each and all of the covenants, agreements and obligations in the Loan Documents (except the Indemnity
Agreement) to be performed by Borrower at the time, in the manner and in all other respects as provided therein; (c) to be bound by each and every term and provision of the Loan Documents (except the Indemnity Agreement), as though such documents had originally been made, executed and delivered by Transferee; and
(d) to perform each and all of the covenants, agreements and obligations in the New Indemnity Agreement to be performed by Transferee at the times, in the manner and in all other respects as provided therein.

Consent to Transfer - Release of Borrower and Other Indemnitors.

Lender hereby consents to and approves the conveyance and transfer of the Property from Borrower to Transferee and the assumption by Transferee of the obligations of Borrower under the Loan Documents, except the Indemnity Agreement, subject to the terms hereof, and provided, further, that such consent shall not be deemed or construed as: (x) a waiver of any provision requiring Lender's consent under the Loan Documents; (y) a consent to any amendment or extension of the Loan Documents or any subsequent assignment or transfer of any of the Loan Documents or the Property or any portion thereof; or (z) a waiver, release, diminishing or derogation of Borrower's primary liability under the Loan Documents, except as specifically provided in subparagraph (b) of this paragraph.

(b) Lender hereby releases Borrower and the Other Indemnitors from all obligations and liabilities under the Note and the Loan Documents (including the Indemnity Agreement) which shall accrue from and after the Effective Date.

(c) Lender acknowledges that following the conveyance of the Property to Purchaser and the execution and delivery of this Agreement, Borrower intends to dissolve the organizational status of Borrower as a general partnership; provided, however; Borrower agrees, and PaineWebber Growth Partners Three, L.P., a Delaware limited partnership, and St. Louis Woodchase Company, L.P., a Missouri limited partnership (the "General Partners"), the general partners of Borrower, by their execution of this Agreement as the general partners of Borrower agree, with Lender that: (i) neither such acknowledgement by Lender nor this Agreement constitutes the release by Lender of Borrower and of the General Partners, or an agreement by Lender to release Borrower and the General
Partners, from any of the liabilities and obligations of Borrower and the General Partners under the Loan Documents (including the Indemnity Agreement), except as specifically provided in subparagraph (b) above of this paragraph; and
(ii) no such agreement or release of Borrower and of the General Partners by Lender other than as specified in subparagraph (b) above of this paragraph shall be inferred by reason of any course of dealing by Lender with Purchaser with knowledge that Borrower so intends to dissolve its organizational status as a general partnership.

Conditions to Effectiveness of Lender Consent. The consent to transfer given by Lender herein shall not be binding upon Lender nor shall Borrower and the Other Indemnitors be released from their liabilities and obligations under the Note and the Loan Documents (including the Indemnity Agreement) as provided in subparagraph (b) of paragraph 6 above until Lender shall have received all of the following (the "Effectiveness Conditions"):

An original of this Agreement executed by Borrower and Transferee.

Payment in full of all  amounts to be paid  prior to  closing  as  described  in
Section 7 below.

An endorsement (the "Endorsement") to Lender's title insurance policy (the "Existing Title Policy") reflecting this Agreement, dating the Existing Policy down to the date and time of recording of this Agreement and insuring that as of the date and time of assumption of the Loan Documents (a) the Security Documents are and remain first and prior liens on the Real Property; and (b) the Real Property is subject to no additional liens, encumbrances or other matters of record affecting the Real Property, except as approved by Lender, together with appropriate Uniform Commercial Code Searches disclosing no financing statements or other matters affecting the Property other than the financing statements referred to in subparagraph (d) below and the financing statements referred to in items 3 and 4 in "Exhibit A" attached hereto. In lieu of furnishing to Lender the Endorsement to Lender's title insurance policy, Borrower or Transferee may deliver to Lender a new policy of mortgage title insurance (ALTA Loan Policy - 1970 (Rev. 10/17/70)) issued by Chicago Title Insurance Company insuring that the Mortgage and this Agreement constitute first and prior liens on the Real Property, said new policy of title insurance to be in the same form, amount, coverages (including endorsements thereto) as the Existing Title Policy, contain no new exceptions to title except as may be approved by Lender and be in form and content satisfactory to Lender.

Executed  UCC-1  financing   statements  from  Transferee  to  Lender  and  from
Transferee to the Trustee (as defined in "Exhibit B" attached hereto) relating to the Property, all in form and content satisfactory to Lender.

The execution and delivery by the New Indemnitors to Lender of the New Indemnity Agreement.

An opinion of counsel for Borrower and the Other Indemnitors (as the general partners of Borrower) as to the organization of Borrower and the Other Indemnitors, the due authorization, execution and delivery of this Agreement, the enforceability of this Agreement against Borrower in accordance with the terms hereof and the enforceability of the Loan Documents against Borrower after the execution and delivery of this Agreement, subject to subparagraph (b) of paragraph 6 above, all in form and content satisfactory to Lender.

An opinion of counsel for Transferee and the Other New Indemnitors as to the organization of Transferee and the Other New Indemnitors (and that Stephen McAtee is of lawful age and has the legal capacity to execute, deliver and perform his obligations under the New Indemnity Agreement and any other documents to be executed by him in connection with this Agreement and the Loan), the due authorization, execution and delivery of this Agreement and the New Indemnity Agreement by Transferee and the Other New Indemnitors, the enforceability of this Agreement and the New Indemnity Agreement against Transferee and the Other New Indemnitors in accordance with their respective terms and the enforceability of the Loan Documents (except the Indemnity Agreement) against Transferee after the execution and delivery of this Agreement in accordance with their respective terms, all in form and content satisfactory to Lender.

A certificate or policy of insurance in form and substance satisfactory to Lender confirming the Transferee as the insured thereunder and naming Lender as mortgagee thereunder; and all of the conditions of subparagraph (a) of Section
1.24 of the Mortgage to the extent not specified in subparagraphs (a) to (h) above, both inclusive, have been satisfied to the satisfaction of Lender.

Lender Fees and Expenses. Prior to recordation of this Agreement, Borrower and Transferee agree to pay all costs and fees, including without limitation, attorneys' fees, title insurance premiums and fees, UCC search fees, any administrative fees or charges, recording or transfer fees, in connection with this Agreement, the drafting of this Agreement and Lender's review of the request for the consent granted herein.

Release of Lender. Borrower and Transferee hereby irrevocably and unconditionally waive, release and forever discharge any and all claims, demands, actions, causes of action, suits, debts, accounts, covenants, obligations, and liabilities of every nature (collectively, the "Claims"), which Borrower and/or Transferee, their predecessors, successors, assigns, agents, attorneys, partners, subsidiaries, beneficiaries, officers, directors, employees, or any entity controlling or under common control with Borrower and/or Transferee have or might have had against Lender, its predecessors, successors, assigns, agents, attorneys, partners, subsidiaries, beneficiaries, officers, directors, employees, or any entity controlling or under common control with Lender, existing on or before the Effective Date in connection with
(a) the Loan, (b) the Loan Documents, or (c) the Property. Borrower hereby agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against Lender any action or other proceeding based upon any of the Claims.

Integration. Borrower, Transferee and Lender acknowledge that there are and were no oral or written representations, warranties, understandings, stipulations, agreements or promises made by any party or by any agent, employee or other representative of any party, pertaining to the subject matter of this Agreement which have not been incorporated into this Agreement. No express or implied consent to any further modifications involving any of the matters set forth in the Loan Documents, the New Indemnity Agreement, or this Agreement shall be inferred or implied by Lender's execution of this Agreement. Any further modification of the Loan, of any Loan Document or of the New Indemnity Agreement shall require the express written approval of Lender. No provision hereof shall be modified or limited except by a written instrument signed by the parties hereto, expressly referring hereto and to the provision so modified or limited.

Financial Information. Transferee represents and warrants to Lender that all financial information and information relative to the management capabilities of Transferee provided to Lender was true and correct as of the date same was provided, and such information remains true and correct as of the Effective Date.

No Prejudice. Execution of this Agreement by Lender shall be without prejudice to Lender's rights at any time in the future, to exercise any and all rights conferred upon Lender by any of the Loan Documents and the New Indemnity Agreement in accordance with their original terms or as the same are hereby amended.

Authority. Borrower and Transferee hereby warrant and represent that the persons executing this Agreement and the New Indemnity Agreement have full authority to execute this Agreement on their respective behalves and to bind Borrower, Transferee and the Other New Indemnitors. In addition, Borrower and Transferee warrant and represent to Lender that the execution and delivery by them of this Agreement and the performance hereunder, and the execution and delivery by the New Indemnitors of the New Indemnity Agreement and the performance thereunder has not and will not result in a breach of, or constitute a default under, any deed of trust, mortgage deed, lease, bank loan, credit arrangement, or other instrument or agreement to which Borrower, Transferee or the Other New
Indemnitors are parties or by which Borrower, the Transferee, the Other New Indemnitors or the Property may be bound or affected.

No Relationship Between Parties. Nothing contained in this Agreement or in any of the other Loan Documents shall be construed as creating a joint venture or partnership between Borrower, Transferee and Lender; and Lender shall have no right or control or supervision, except as it may exercise under the rights and remedies provided in the Loan Documents.

Monthly Principal and Interest Payments. The parties agree, anything in the Note to the contrary notwithstanding, the 83 successive monthly payments of principal and interest due and payable under the Note (which payments commenced November 1, 1995) are each in the amount of FIFTY-SEVEN THOUSAND THREE HUNDRED THIRTY-FIVE AND 59/100 DOLLARS ($57,335.59).

Counterparts. This Agreement may be executed and acknowledged in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature and acknowledgement pages may be detached from such multiple separate counterparts and attached to a single counterpart so that all signature and acknowledgement pages are physically attached to the same document.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender, Borrower and Transferee and their respective heirs, legal representatives, successors and assigns.

Governing Law. This Agreement is delivered in, relates to real and personal property located in, and shall be governed by and construed according to the substantive laws and judicial decisions of the State of Missouri (regardless of the place of business, residence, location or domicile of the parties hereto or any of their constituent partners or principals).

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date first set forth above.

                  Borrower:

                  ST. LOUIS WOODCHASE ASSOCIATES,a Missouri general partnership

      By: PAINEWEBBER GROWTH PARTNERS THREE L.P., a Delaware limited partnership, General Partner

(SEAL)                        By:   THIRD PW GROWTH PROPERTIES, INC., a
                                    Delaware corporation,
ATTEST:                             Managing General Partner


/s/ Linda Z. MacDonald        By: /s/ Richard S. Coomber
    ------------------            ----------------------
Printed                             Richard S. Coomber
 Name: Linda Z. MacDonald           Vice President
Title: Assistant Secretary

                              and

                              By:  ST. LOUIS WOODCHASE COMPANY, L.P., a
                                    Missouri limited partnership, General
                                    Partner


                              By: /s/ Lewis A. Levey
                                  ------------------
                                  Lewis A. Levey
                                  a Managing General Partner

                              (Constituting all of the general partners of St. Louis Woodchase Associates, a Missouri general partnership)
                              Transferee:

                              By:

                              WOODCHASE APARTMENTS, L.L.C., a Missouri limited liability company

                             By: /s/ Stephen McAtee
                                 ------------------
                                 Stephen McAtee, a Manager

            CENTERCO PROPERTIES, L.L.C., a
            Missouri limited liability company, a
            Manager

            By: /s/ Arthur Loomstein
                --------------------
                Arthur Loomstein (the sole member of said Centerco Properties, L.L.C.)

(Constituting all of the Managers of Woodchase Apartments, L.L.C., a Missouri
                        limited liability company)


(SEAL)LENDER:

ATTEST:JOHN HANCOCK MUTUAL LIFE INSURANCE
COMPANY, a Massachusetts corporation

Name:  By:                                    Title: Secretary

Name:
Title: Vice President

                                  EXHIBIT A

                              Security Documents

The Deed of Trust and Security Agreement (the "Mortgage") dated as of September 1, 1995, from Borrower to William A. Denney, Trustee for Lender, filed for record September 14, 1995, in the Office of the Recorder of Deeds in and for St. Louis County, Missouri (the "Recorder's Office"), Daily No.
00408, and recorded in Book 10605, Page 679;

The Assignment of Rents and Leases dated as of September 1, 1995, from Borrower to Lender filed for record September 14, 1995, in the Recorder's Office, Daily No. 00409 and recorded in Book 10605, Page 715;

UCC-1 Financing Statements naming Borrower, as debtor, and Lender, as secured party:

Filed September 18, 1995, in the Office of the Secretary of State of
      Missouri, No. 2583902;

Filed September 14, 1995, in the Recorder's Office, No. 011648; and

Recorded September 14, 1995, in the Recorder's Office, Daily No. 00412, and recorded in Book 10605, Page 751;

UCC-1 Financing Statements naming Borrower, as debtor, and Trustee, as secured party:

Filed September 18, 1995, in the Office of the Secretary of State of
      Missouri, No. 2583903;

Filed September 14, 1995, in the Recorder's Office, No. 011649; and

Recorded September 14, 1995, in the Recorder's Office, Daily No. 00413, and recorded in Book 10605, Page 753;

and

The letter agreement dated September 1, 1995 from Borrower to Lender regarding certain repairs to be made to the Real Property.

Capitalized terms employed in this Exhibit, but not defined herein, have the same meanings as defined in the Assignment, Assumption and Release Agreement to which this Exhibit is attached.

                                  EXHIBIT B

                         Description of Real Property

PARCEL 1:

A tract of land being "WOODCHASE", a subdivision according to the plat thereof recorded in Plat Book 227, Page 41, of the St. Louis County Records in U. S. Survey 367, Township 46 North - Range 5 East, St. Louis County, Missouri, and being more particularly described as: Beginning at the intersection of the East line of "A.T. & T. - Olive Subdivision", a subdivision according to the plat thereof recorded in Plat Book 306, Page 8, of the St. Louis County Records with the South line of "River Bend Estates Sixth Addition", a subdivision according to the plat thereof recorded in Plat Book 117, Page 83, of the St. Louis County Records; thence Northeastwardly along the Southeastern line of said "River Bend Estates Sixth Addition" North 66 degrees 05 minutes 00 seconds East 472.04 feet, and North 51 degrees 54 minutes 20 seconds East 131.57 feet to the Southwest line of property conveyed to St. Louis County, Missouri, by deed recorded in Book 8439, Page 442, of the St. Louis County Records; thence Southeastwardly and Southwardly along said St. Louis County, Missouri, property South 39 degrees 55 minutes 00 seconds East 413.83 feet, and South 11 degrees 27 minutes 24 seconds West 277.94 feet to the Northeast corner of property conveyed to Woodchase Plaza Associates by deed recorded in Book 8211, Page 701, of the St. Louis County Records; thence Westwardly along the Northern lines of said Woodchase Plaza Associates property, the following courses and distances: North 78 degrees 32 minutes 36 seconds West 64.00 feet, along a curve to the right whose radius point bears North 39 degrees 04 minutes 31 seconds West 720.00 feet from the last mentioned point a distance of 374.69 feet, South 80 degrees 44 minutes 30 seconds West 64.09 feet, South 11 degrees 27 minutes 24 seconds West 160.00 feet, and South 68 degrees 52 minutes 00 seconds West 240.59 feet to said East line of "A.T. & T. - Olive Subdivision"; thence North 02 degrees 02 minutes 00 seconds West 710.53 feet along said East line of "A.T. & T. Olive Subdivision" to the point of beginning.

PARCEL 2:

A perpetual, non-exclusive easement appurtenant to and for the benefit of Parcel 1 described above for utilities and for ingress and egress of persons and vehicles (pedestrian and vehicular traffic), together with the right to grade and construct, reconstruct, maintain and repair utility and roadway improvements, granted to St. Louis Woodchase Associates, Ltd., a Missouri limited partnership, by St. Louis Woodsmill Company, Ltd., a Missouri limited partnership, by Easement Deed dated March 28, 1984, and recorded July 17, 1984, in Book 7599, Page 1282, over, upon and under the following described property, to-wit: A tract of land being part of U.S. Survey 367, Township 46 North-Range 5 East, St. Louis County, Missouri, and being more particularly described as:
Beginning at the intersection of the East line of property conveyed to R.O. & P.L. Glenny by deed recorded in Book 6805, Page 2122, of the St. Louis County Records with the North line of Olive Street Road, as widened; thence Northwardly along said West line of said R.O. & P.L. Glenny property North 7 degrees 34 minutes 00 seconds East 173.81 feet and North 2 degrees 02 minutes and 00 seconds West 133.07 feet to a point; thence North 68 degrees 52 minutes 00 seconds East 58.20 feet to a point; thence South 2 degrees 20 minutes 00 seconds East 297.13 feet to said North line of Olive Street Road; thence Westwardly along said North line of Olive Street Road the following courses and distances: along a curve to the right whose radius point bears North 10 degrees 58 minutes 39 seconds West 2784.79 feet from the last mentioned point a distance of 18.48 feet, South 42 degrees 01 minute 31 seconds West 24.60 feet and South 81 degrees 04 minutes 50 seconds West 48.97 feet to the point of beginning.

PARCEL 3:

A perpetual, non-exclusive easement appurtenant to and for the benefit of Parcel 1 described above to construct and maintain the improvements shown on and within the parcels of land cross-hatched on "Exhibit A" attached to the Easement Deed (hereinafter defined), together with the right to grade said parcels of land and to construct, reconstruct, maintain and repair such improvements, granted to St. Louis Woodsmill Associates, a Missouri general partnership, by St. Louis Woodsmill Company, Ltd. a Missouri limited partnership, by Easement Deed (the "Easement Deed") dated July 14, 1986, and recorded July 17, 1986, in Book 7945, Page 569, within, over and upon the parcels of land cross-hatched on "Exhibit A" attached to the Easement Deed.

ACKNOWLEDGMENTS


COMMONWEALTH OF MASSACHUSETTS
COUNTY OF SUFFOLK, ss.

On this 7th day of January, 1998, before me personally appeared Richard S. Coomber, to me personally known, who being duly sworn did say that he is a Vice President of THIRD PW GROWTH PROPERTIES, INC., a Delaware corporation (the "Corporation"), the Managing General Partner of PAINEWEBBER GROWTH PARTNERS THREE L.P., a Delaware limited partnership (the "Limited Partnership"), a general partner of ST. LOUIS WOODCHASE ASSOCIATES, a Missouri general partnership (the "General Partnership"), that the seal affixed to the foregoing instrument is the corporate seal of the Corporation, that the Corporation is duly authorized to execute the foregoing instrument as the Managing General Partner of the Limited Partnership and that said instrument was signed and sealed by the Corporation by authority of its Board of Directors as the Managing General Partner of the Limited Partnership, and said ___________________________ acknowledged said instrument to be the free act and deed of the Corporation as the Managing General Partner of the Limited Partnership, the free act and deed of the Limited Partnership as a general partner of the General Partnership and the free act and deed of the General Partnership.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


/s/ Cynthia L. Proctor
    -----------------

Cynthia L. Proctor
Notary Public in and for
said State of Massachusetts

                  (The Notary Public must type, print or stamp the Notary's name immediately below the Notary's signature)

My Commission Expires:  3/11/99

STATE OF MISSOURI
COUNTY OF ST. LOUIS, ss:

On this 8th day of January, 1998, before me personally appeared LEWIS A. LEVEY, to me personally known to me to be the person described in and who executed the foregoing instrument, who being duly sworn did say that he is a Managing General Partner of ST. LOUIS WOODCHASE COMPANY, L.P., a Missouri limited partnership (the "Limited Partnership"), a general partner of ST. LOUIS WOODCHASE ASSOCIATES, a Missouri general partnership (the "General Partnership") and that he executed and is duly authorized to execute the foregoing instrument on behalf of the Limited Partnership as a Managing General Partner of the Limited Partnership and said LEWIS A. LEVEY acknowledged said instrument to be his free act and deed as a Managing General Partner of said Limited Partnership, the free act and deed of said Limited Partnership as a general partner of the General Partnership and the free act and deed of said General Partnership.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


/s/ D. Erickson
    -----------

D. Erickson
Notary Public in and for
said State of Missouri

                  (The Notary Public must type, print or stamp the Notary's name immediately below the Notary's signature)

My Commission Expires: 2/14/2001

STATE OF MISSOURI
COUNTY OF ST LOUIS, ss.

On this 8th day of January, 1998, before me personally appeared STEPHEN MCATEE, to me personally known, who being duly sworn did say that he is a Manager of WOODCHASE APARTMENTS, L.L.C., a Missouri limited liability company (the "Limited Liability Company"), is duly authorized to execute the foregoing instrument as a Manager of the Limited Liability Company, and said STEPHEN McATEE acknowledged said instrument to be his free act and deed as a Manager of the Limited Liability Company and the free act and deed of the Limited Liability Company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


/s/ D. Erickson
    -----------

D. Erickson
Notary Public in and for
said State of Missouri

                  (The Notary Public must type, print or stamp the Notary's name immediately below the Notary's signature)

My Commission Expires:  2/14/2001

STATE OF MISSOURI
COUNTY OF ST. LOUIS, ss.

On this 8th day of January, 1998, before me personally appeared ARTHUR LOOMSTEIN, to me personally known, who being duly sworn did say that he is the sole Member of CENTERCO PROPERTIES, L.L.C., a Missouri limited liability company, ("Centerco"), a Manager of WOODCHASE APARTMENTS, L.L.C., a Missouri limited liability company ("Woodchase"), that he is duly authorized to execute the foregoing instrument as a Manager of Woodchase and said ARTHUR LOOMSTEIN acknowledged said instrument to be his free act and deed as a Manager of Centerco and the free act and deed of Woodchase.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


/s/ D. Erickson
    -----------

D. Erickson
Notary Public in and for
said State of Missouri

                  (The Notary Public must type, print or stamp the Notary's name immediately below the Notary's signature)

My Commission Expires:  2/14/2001

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF SUFFOLK, ss.

On this 7th day of January, 1998, before me personally appeared E. Paul McKernan, to me personally known, who being duly sworn did say that he is a Vice President of JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed by said corporation by authority of its Board of Directors, and said E. Paul McKernan acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Carol A. Bourque
    ----------------

Carole A. Bourque

Notary Public in and for
said State of Massachusetts

                  (The Notary Public must type, print or stamp the Notary's name immediately below the Notary's signature)


My Commission Expires: 2/13/1998

                             SETTLEMENT STATEMENT

                         SALE OF WOODCHASE APARTMENTS
                                     FROM
                        ST. LOUIS WOODCHASE ASSOCIATES
                                      TO
                         WOODCHASE APARTMENTS, L.L.C.


1. Purchase Price:                                           $ 13,000,000.00
   ---------------

   Less Outstanding Principal Amount of Existing loan        $  8,021,616.63

   Revised Price                                             $  4,978,383.37

2. Credits to Seller:

   a: Paid Service Contract                                  $      1,102.96

   b: Sewer Payment                                          $      1,166.40

   c: Tax Escrow Account Balance:                            $     13,870.20
                                                             ---------------

3. Total Due Seller:                                         $  4,994,522.93

4. Credits to Purchaser:

   a: Deposit                                                $    250,000.00

   b: January Rent Adjustment                                $    101,985.36

   c: Security Deposits                                      $     32,515.00

   d: County Taxes (1/1/98 - 1/8/98)                         $      1,908.21

   e. Lease Break Fees                                       $      1,530.00

   f. Prepaid Rent/Rent Concessions                          $     11,523.03

   g. To Purchaser for Unpaid Service Contracts:             $        276.92

   h. Interest on Loan                                       $     11,320.83

   i. Telephone Credit                                       $        254.10

Total Credits to Purchaser                                   $    411,313.45

                             SETTLEMENT STATEMENT

                         SALE OF WOODCHASE APARTMENTS
                                     FROM
                        ST. LOUIS WOODCHASE ASSOCIATES
                                      TO
                         WOODCHASE APARTMENTS, L.L.C.

                                 (continued)

5. NET TOTAL DUE SELLER:                                     $  4,583,209.48
   ---------------------

6. Purchaser's Closing Costs for its own Account:

   a. Title premium, title endorsements, search fees
      (Owner's Policy)                                       $      8,450.00

   b. Title premium, title endorsements, search fees
      (Lender's Policy)                                      $      1,703.00

   c. Title Closing Fee                                      $        500.00

   d. Recording Charges                                      $        250.00

   e. Loan Assumption Fees (1%)                              $     80,216.16

Total Wired by Purchaser to Title Company                    $  4,674,328.64

7. Seller's Proceeds Disbursed as follows:

   a. Title Company - Closing fee                            $        500.00

   b. Lender's Legal Fees:

      i.   In-House                                          $      1,036.60

ii.   Morrison & Hecker, LLP                                 $     14,335.00

   c. Apartment Investment Advisors, Ltd.                    $    195,000.00

   d. St. Louis Woodchase Company, L.P.                      $     41,000.00

   e. Sewer Charges                                          $      3,013.50

8. Remainder of Proceeds to Seller:                          $  4,328,324.38
   --------------------------------

                             SETTLEMENT STATEMENT

                         SALE OF WOODCHASE APARTMENTS
                                     FROM
                        ST. LOUIS WOODCHASE ASSOCIATES
                                      TO
                         WOODCHASE APARTMENTS, L.L.C.

                                 (continued)



9. Flow of Funds:

   a. Retained by Title Company                              $     11,403.00

   b. Lender (1%) (check)                                    $     80,216.16

   c. Lender (In-House Legal) (check)                        $      1,036.60

   d. PWGP3 - $4,328,324.38 + $250,000.00)                   $  4,578,324.38

   e. St. Louis Woodchase Company, L.P.                      $     41,000.00

   f. Apartment Investment Advisors, Ltd.                    $    195,000.00

   g. Morrison & Hecker (check)                              $     14,335.00

   h. Sewer Charges                                          $      3,013.50